                                                                     EXHIBIT 3.1

                                   CORRECTED
                     RESTATED CERTIFICATE OF INCORPORATION
                          OF FOX KIDS WORLDWIDE, INC.

     Fox Kids Worldwide, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 1, 1997, which contains an inaccurate record of the corporate action taken therein, and said Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

2. The inaccuracy in said Restated Certificate of Incorporation is that the Restated Certificate of Incorporation inadvertently designated 10,000,000 shares of the Company's 20,000,000 authorized shares of Common Stock as Class A Common Stock, and 10,000,000 shares of the Company's authorized Common Stock as Class B Common Stock, whereas the Board of Directors of the Company intended to increase the authorized Common Stock to 32,000,000 shares and to allocate enough authorized Common Stock as Class B Common Stock to effectuate the stock issuances of Class B Common Stock made on August 1, 1997. Therefore, the Restated Certificate of Incorporation should have reflected that the Corporation increased the Company's authorized Common Stock to 32,000,000 shares, and of the 32,000,000 shares designated as Common Stock of the Company, 16,000,000 shares shall be shares of Class A Common Stock and 16,000,000 shall be shares of Class B Common Stock.

3.   The Certificate is corrected to read in its entirety as follows:

     A. The name of the corporation is Fox Kids Worldwide, Inc. Fox Kids Worldwide, Inc. was originally incorporated under the same name and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on August 26, 1996.

     B. A Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on April 14, 1997, and a Certificate of Amendment thereto was filed with the Secretary of State of the State of Delaware on June 6, 1997.

     C. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.

     D. This Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

     E. The text of the Restated Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:

     FIRST:    The name of the Company is FOX KIDS WORLDWIDE, INC.
     -----

     SECOND:   The address of the registered office of the Company in the State
     ------
of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The name of its registered agent at that address is National Corporate Research, Ltd.

     THIRD:    The purpose of the Company is to engage in any lawful act or
     -----
activity for which a corporation may be organized under the Delaware General Corporation Law (the "DGCL").

     FOURTH:   A.   Authorized Capital Stock.  The Company is authorized to
     ------         ------------------------
issue 52,000,000 shares of capital stock: 32,000,000 shares shall be shares of Common Stock, par value $0.001 per share, of which 16,000,000 shares shall be shares of Class A Common Stock, par value $0.001 per share ("Class A Common Stock") and 16,000,000 shares shall be shares of Class B Common Stock, par value $0.001 per share ("Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"); 20,000,000 shares shall be shares of Preferred Stock, par value $0.001 per share ("Preferred Stock"), of which 500,000 shares shall be shares of Series A Preferred Stock, par value $0.001 per share ("Series A Preferred Stock").

     B.   Common Stock.  The powers, preferences and rights, and the
          ------------
qualifications, limitations and restrictions of each class of the Common Stock are as follows:

          (1)  Voting.  (a)   At each annual or special meeting of stockholders,
               ------
in the case of any written consent of stockholders in lieu of a meeting and for all other purposes, each holder of record of shares of Class A Common Stock on the relevant record date shall be entitled to one (1) vote for each share of Class A Common Stock standing in such person's name on the stock transfer records of the Company, and each holder of record of Class B Common Stock on the relevant record date shall be entitled to ten (10) votes for each share of Class B Common Stock standing in such person's name on the stock transfer records of the Company. Except as otherwise required by law, and subject to the rights of holders of any series of Preferred Stock of the Company that may be issued from time to time, the holders of shares of Class A Common Stock and of shares of Class B Common Stock shall vote as a single class on all matters with respect to which a vote of the stockholders of the Company is required under applicable law, this Restated Certificate of Incorporation or the Bylaws of the Company, or on which a vote of stockholders is otherwise duly called for by the Company, including, but not limited to, the election of directors, matters concerning the sale, lease or exchange of all or substantially all of the property and assets of the Company, mergers or consolidations with another entity or entities, dissolution of the Company and amendments to this Restated Certificate of Incorporation. Except as provided in this Article FOURTH or by applicable law, whenever applicable law, this Restated Certificate of Incorporation or the Bylaws of the Company provide for the necessity of an affirmative vote of the stockholders entitled to cast at least a majority (or any other greater percentage) of the votes which all stockholders are entitled to cast thereon, or a "majority (or any other greater percentage) of the voting stock," or language of similar effect, any and all such language shall mean that the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote as one class and that a majority (or any other greater percentage) consists of a majority

(or such other greater percentage) of the total number of votes entitled to be cast in accordance with the provisions of this Article FOURTH.

          (b) Neither the holders of shares of Class A Common Stock nor the holders of shares of Class B Common Stock shall have cumulative voting rights.

          (c) The Company may, as a condition to counting the votes cast by any holder of shares of Class B Common Stock at any annual or special meeting of stockholders, in the case of any written consent of stockholders in lieu of a meeting, or for any other purpose, re quire the furnishing of such affidavits or other proof as it may reasonably request to establish that the shares of Class B Common Stock held by such holder have not, by virtue of the provisions of subparagraphs (B)(6) or (7) of this Article FOURTH, been converted into shares of Class A Common Stock.

          (2) Dividends; Stock Splits.  Subject to the rights of the holders of
              -----------------------
shares of any series of Preferred Stock, and subject to any other provisions of this Restated Certificate of Incorporation, holders of shares of Class A Common Stock and shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Company as may be declared thereon by the Board of Directors of the Company from time to time out of assets or funds of the Company legally available therefor. If at any time a dividend or other distribution in cash or other property (other than dividends or other distributions payable in shares of Common Stock or options or warrants to purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock) is paid on the shares of Class A Common Stock or the shares of Class B Common Stock, a like dividend or other distribution in cash or other property also shall be paid on shares of Class B Common Stock or shares of Class A Common Stock, as the case may be, in an equal amount per share. If at any time a dividend or other distribution payable in shares of Common Stock or options or warrants to purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock is paid on shares of Class A Common Stock or Class B Common Stock, a like dividend or other distribution shall be paid also on shares of Class B Common Stock or Class A Common Stock, as the case may be, in an equal amount per share; provided
                                                                        --------
that, for this purpose, if shares of Class A Common Stock or other voting securities, or options or warrants to purchase shares of Class A Common Stock or other voting securities or securities convertible into or exchangeable for shares of Class A Common Stock or other voting securities, are paid on shares of Class A Common Stock and shares of Class B Common Stock or voting securities identical to the other securities paid on the shares of Class A Common Stock (except that the voting securities paid on the Class B Common Stock may have ten
(10) times the number of votes per share as the other voting securities to be received by the holders of the Class A Common Stock) or options or warrants to purchase shares of Class B Common Stock or such other voting securities or securities convertible into or exchangeable for shares of Class B Common Stock or such other voting securities, are paid on shares of Class B Common Stock in an equal amount per share of Class A Common Stock and Class B Common Stock, such dividend or other distribution shall be deemed to be a like dividend or other distribution. In the case of any split, subdivision, combination or reclassification of shares of Class A Common Stock or Class B Common Stock, the shares of Class B Common Stock or Class A Common Stock, as the case may be, also shall be split, subdivided, combined or reclassified so that the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification shall bear the same relationship to each other as did the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.

          (3) Liquidation, Dissolution, etc.  In the event of any liquidation,
              ------------------------------
dissolution or winding up (either voluntary or involuntary) of the Company, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive the assets and funds of the Company available for distribution, after payments to creditors and to the holders of any Preferred Stock of the Company that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

          (4) Mergers, etc. In the event of any corporate merger, consolidation,
              ------------
purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of shares of Class A Common Stock or the holders of shares of Class B Common Stock, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall receive the same consideration on a per share basis; provided that, if such
                                                     --------
consideration shall consist in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of shares of Class B Common Stock may receive, on a per share basis, voting securities with ten (10) times the number of votes per share as those voting securities to be received by the holders of shares of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with ten (10) times the number of votes per share as those voting securities issuable upon exercise of the options or warrants to be received by the holders of the shares of Class A Common Stock, or into which the convertible or exchangeable securities to be received by the holders of the shares of Class A Common Stock may be converted or exchanged).

          (5) No Preemptive or Subscription Right.  No holder of shares of Class
              -----------------------------------
A Common Stock or Class B Common Stock shall be entitled to preemptive or subscription rights.

          (6) Transfer Restriction; Change of Control of Holders.  Shares of
              --------------------------------------------------
Class A Common Stock are freely transferable, however, (a) except as provided in subparagraph (B)(6)(d) of this Article FOURTH, no person holding record ownership of shares of Class B Common Stock (hereinafter called a "Class B Holder") may transfer, and the Company shall not register the transfer of, such shares of Class B Common Stock, except to a Permitted Transferee of such Class B Holder. Any purported transfer by a Class B Holder, other than to a Permitted Transferee, shall be null and void and of no effect and such purported transfer by the Class B Holder will result in the immediate and automatic conversion of such Holder's shares of Class B Common Stock into shares of Class A Common Stock. For the purposes hereof, a "Permitted Transferee" shall mean:

                  (i) any other Class B Stockholder, any of Haim Saban's family members, any trust established solely for the benefit of one or more of Haim Saban's family members or any legal entity in which Haim Saban or such persons are the sole beneficial owners;

                (ii) a direct or indirect wholly-owned subsidiary of such Class B Stockholder (or with respect to a Class B Stockholder which is a natural person, a corporation or other person wholly-owned by the Class B Stockholder);

                (iii) in the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, such Class B Holder's "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder; or

                (iv) in the case of any Class B Holder, such Class B Holder's "Permitted Transferee" means, without limitation of the foregoing, any direct or indirect Permitted Transferee of a Permitted Transferee of such Class B Holder.

                     (b) Notwithstanding anything to the contrary set forth herein, but subject to the provisions of subparagraph (B)(6)(d) of this Article FOURTH, in the event of any direct or indirect transfer of beneficial ownership of any shares of Class B Common Stock which, had such transfer also been a transfer of record ownership of such shares of Class B Common Stock, would not have been to a Permitted Transferee, each share of Class B Common Stock transferred shall be deemed, without further act of the part of the holder thereof or the Company, to be converted into one share of Class A Common Stock, and stock certificates formerly representing each share of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to the terms hereof.

                     (c) Notwithstanding anything to the contrary set forth herein, any event which would result in the automatic conversion of shares of Class B Common Stock into shares of Class A Common Stock shall not result in such conversion if, after such event, the record holder of such shares of Class B Common Stock is a corporation, limited liability company or partnership as to which, with respect to the shares of Class B Common Stock held by such corporation, limited liability company or partnership, any Permitted Transferee of the Class B Holder prior to such event has, directly or indirectly, both investment power (which includes the power to dispose, or direct the disposition of such shares of Class B Common Stock) and voting power (which includes the power to vote, or direct the voting of, such shares of Class B Common Stock); provided that no transaction or event intended to avoid the automatic conversion
--------
provisions of this subparagraph (B)(6) of Article FOURTH shall in any event be entitled to the benefit of this subparagraph (B)(6)(c) of Article FOURTH.

                     (d) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Class B Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for any indebtedness or other obligation of any person; provided that, even if such shares are registered in the name of the pledgee or its nominee (which registration is hereby expressly permitted and shall not be considered a transfer hereunder), such shares shall remain subject to the provisions of this subparagraph (B)(6) of Article FOURTH. In the event that such pledged shares of Class B Common Stock (the "Pledged Stock") are foreclosed upon, each share of such Pledged Stock shall be deemed, without further act on the part of the holder thereof or the Company, to be converted into one share of Class A Common Stock, and stock certificates formerly representing one share of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to the terms hereof upon the earlier of (i) if the pledgor is contesting the foreclosure on such shares of Pledged Stock, 30 days after the date on which the foreclosure on such Pledged Stock becomes final and non-appealable or (ii) if the pledgor is not contesting the foreclosure on such shares of Pledged Stock, 30 days after the date on which such Pledged Stock is foreclosed upon; provided that the Pledged Stock shall not be automatically converted as provided in this subparagraph (B)(6)(d) of Article FOURTH hereof as a result of such foreclosure if, prior to expiration of either such 30-day period, the Pledged Stock shall be transferred by the pledgee or the purchaser in such foreclosure to a Class B Holder or one or more Permitted Transferees of a Class B Holder, or such foreclosure is by a Secured Party (as such term is defined in the Credit Agreement referred to below) or any successor in such position, in connection with the financing for the Company and its subsidiaries provided by Citicorp USA, Inc. (the "Administrative Agent") and other financial institutions pursuant to a certain Credit Agreement (the "Credit Agreement") among the Company, FCN Holding, Inc., Fox Kids Merger Corporation, Saban Entertainment, Inc., the banks, financial institutions and other institutional lenders from time to time party thereto, Citicorp Securities, Inc., as arranger, and the Administrative Agent, and any related document, and any amendments or supplements to or refinancing of such financing.

                     (e) Notwithstanding anything to the contrary herein, the Company shall not register the transfer of any shares of Class B Common Stock, unless the transferee and the transferor of such Class B Common Stock have furnished such affidavits and other proof as the Company may reasonably request to establish that such proposed transferee is a Permitted Transferee. In addition, upon any purported transfer of shares of Class B Common Stock not permitted hereunder, each share of Class B Common Stock purported to be so transferred shall be deemed, without further act on the part of the holder thereof or the Company, to be converted into one share of Class A Common Stock, and stock certificates formerly representing one share of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to the terms hereof, and the Company shall register such shares of Class A Common Stock in the name of the person to whom such shares of Class B Common Stock were purported to be transferred.

                     (f) The Company shall include on the certificates for shares of Class B Common Stock a legend referring to the restrictions on transfer and registration of transfer imposed by this subparagraph (B)(6) of Article FOURTH.

          (7) Voluntary Conversion.  Each share of Class B Common Stock shall be
              --------------------
convertible, at the option of its record holder, at any time into one validly issued, fully paid and non-assessable share of Class A Common Stock. At the time of a voluntary conversion, the record holder of shares of Class B Common Stock shall deliver to the principal office of the Company or any transfer agent for shares of the Class A Common Stock (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer and (ii) written notice to the Company specifying the number of shares of Class B Common Stock to be converted into shares of Class A Common Stock and stating the name or names (with addresses) and denominations in which the certificate or certificates representing the shares of Class A Common Stock issuable upon such conversion are to be issued and including instructions for the delivery thereof.
Conversion shall be deemed to have been effected at the time when delivery is made to the Company of both such written notice and the certificate or certificates representing the shares of Class B Common Stock to be converted or such later time as may be specified in such written notice, and as of such time each person named in such written notice as the person to whom a certificate representing shares of Class A Common Stock is to be issued shall be deemed to be the holder of record of the number of shares of Class A Common Stock to be evidenced by that certificate. Delivery of such certificates and such written notice shall obligate the Company to issue such shares of Class A Common Stock, and thereupon the Company or its transfer agent shall promptly issue and deliver at such stated address to such record holder of shares of Class A Common Stock a certificate or certificates representing the number of shares of Class A Common Stock to which such record holder is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of such record holder.

          (8) Unconverted Shares; Notice Required.  In the event of the
              -----------------------------------
conversion of less than all of the shares of Class B Common Stock evidenced by a certificate surrendered to the Company in accordance with the procedures of subparagraphs (B)(6), (7) or (8) of this Article FOURTH, the Company shall execute and deliver to or upon the written order of the holder of such unconverted shares, without charge to such holder, a new certificate evidencing the number of shares of Class B Common Stock not converted.

          (9) Reservation.  The Company hereby reserves and shall at all times
              -----------
reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. All of the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable. The Company shall take all action as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the shares of Class A Common Stock are or may be listed, or of any inter-dealer quotation system of a registered national securities association upon which the shares of Class A Common Stock are or may be listed or authorized for quotation.

          (10) Power to Sell and Purchase Shares. Subject to applicable law, the
               ---------------------------------
Company shall have the power and authority to issue and sell all or any part of any shares of any class of capital stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. The Company shall have the power to purchase any shares of any class of capital stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

          (11) Rights Otherwise Identical. Except as expressly set forth herein,
               --------------------------
the rights of the holders of Class A Common Stock and the rights of the holders of Class B Common Stock shall be in all respects identical.

          (12) For purposes of this Article FOURTH:

               (a) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

               (b) Each joint owner of shares of Class B Common Stock shall be considered a "Class B Holder" of such shares.

               (c) A minor for whom shares of Class B Common Stock are held pursuant to the Uniform Gifts to Minors Act or similar law shall be considered a "Class B Holder" of such shares.

               (d) The term "beneficial ownership" (including, with a correlative meaning, the term "beneficially own"), shall have the meaning assigned such term in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, as in effect on April 1, 1997, except that a person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

               (e) Unless otherwise specified, the term "person" means both natural persons and legal entities.

               (f) The term "transfer" means any direct or indirect transfer (including by sale, assignment, gift, bequest, appointment or otherwise), and shall also include, with respect to any Class B Holder, any direct or indirect change in control of such person.

               (g) The term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person or entity, whether through the ownership of voting securities, by contract or otherwise.

     C.   Preferred Stock.
          ---------------

     The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the authorization of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices, (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series, (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company, and/or (iv) convertible into, or exchangeable for, shares of any other class or classes of capital stock, or of any other series of the same or any other class or classes of stock, of the Company at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions.


(1)  Terms Applicable to the Series A Preferred Stock.  The powers, preferences
     ------------------------------------------------
     and relative, participating, optional and other special rights of the Series A Preferred Stock and the qualifications, limitations and restrictions thereof are as follows:

          (a) Fractional Shares.   The Series A Preferred Stock is issuable
              -----------------
solely in whole shares that shall entitle the holder thereof to exercise the voting rights, to participate in the distributions and to have the benefit of all other rights of holders of the Series A Preferred Stock as set forth herein.

          (b) Definitions.  As used herein, the following terms shall have the
              -----------
respective meanings given thereto in the subparagraphs of this subparagraph (1) indicated below:

                                Defined in
Defined Term                     Section
------------                    ----------
"Actual ADS Price"..............   (h)
"ADSs"..........................   (h)
"Applicable Discount"...........   (h)
"Business Day".................. (c)(ii)
"Discounted ADS Price"..........   (h)
"Dividend Payment Date"......... (c)(ii)
"Event of Default"..............   (h)
"FKW Affiliate"................. (g)(iii)
"Funding Agreement"............. (g)(ii)
"Junior Stock"..................   (d)
"Liberty".......................  (g)(i)
"Liberty Affiliate".............  (g)(i)
"Liquidation"...................   (d)
"Liquidation Price".............   (d)
"Missed Redemption Date"........  (h)(i)
"NPAL".......................... (g)(ii)
"NPAL Preferred Stock".......... (h)(iii)
"NYSE"..........................   (h)
"Taxable Transaction............  (g)(i)
"TNCL".......................... (g)(ii)
"TNCL Preferred Stock"..........   (h)

          (c)  Dividends Rights.
               ----------------

               (i) Holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors, cumulative dividends as set forth in this Restated Certificate of Incorporation. Dividends shall be payable in cash on the shares of Series A Preferred Stock out of funds legally available therefor at a rate per annum equal to 9.0% (subject to adjustment as provided below) of the Liquidation Price, payable quarterly in arrears. If any quarterly dividend is not declared and paid in full on a Dividend Payment Date (i) such accrued and unpaid dividends will be added cumulatively to the Liquidation Price and remain a part thereof until such accrued dividends (together with all other dividends accrued on such cumulated dividends) are declared and paid in full and, (ii) the dividend rate will increase to a rate per annum equal to 11.5% of the Liquidation Price and continue at such rate until all dividends that have been added cumulatively to and remain part of the Liquidation Price (together with all other dividends accrued on such cumulated dividends) are declared and paid in full. Notwithstanding the foregoing, if a full quarterly dividend payment has not been declared and paid on a Dividend Payment Date and immediately prior to such date the dividend rate per annum is equal to 9.0% of the Liquidation Price (i.e., (i) no Events of Default were continuing as of such time and (ii) no dividends had been added cumulatively to and remain part of the

Liquidation Price), then if such quarterly dividend, and all dividends accrued thereon at the rate per annum of 9.0%, are declared and paid in full by no later than the tenth day following the original Dividend Payment Date (or, if such tenth day is not a Business Day, the immediately succeeding Business Day), the dividend rate shall not, solely as a result of such failure to pay dividends on the original Dividend Payment Date, increase to a rate per annum equal to 11.5% of the Liquidation Price; provided, however, that if such unpaid dividend and the dividends accrued thereon are not declared and paid as aforesaid in full by such tenth day (or, if such tenth day is not a Business Day, the immediately succeeding Business Day), then such accrued and unpaid dividends shall be added cumulatively to the Liquidation Price and the dividend rate shall increase to a rate of 11.5% per annum of the Liquidation Price, in each case effective as of the original Dividend Payment Date, and such increased dividend rate shall continue in effect until all dividends that have been added to and remain a part of the Liquidation Price (and all other dividends accrued on such cumulative dividends) have been paid in full and no Events of Default shall have occurred and be continuing.

          (ii) Accrued dividends on the Series A Preferred Stock shall be payable quarterly in arrears on the last day of each March, June, September and December, or the immediately succeeding Business Day if such last day is not a Business Day (each such payment date being hereinafter referred to as a "Dividend Payment Date"), commencing on September 30, 1997. Each such dividend shall be paid to the holders of record of shares of Series A Preferred Stock as they appear on the stock register of the Company on the record date for payment of such dividend, which record date shall be a date, not more than 45 days or less than 15 days preceding the payment date for such dividend, as shall be fixed by the Board of Directors. Dividends on the shares of Series A Preferred Stock shall accrue as set forth herein, commencing on the date of original issuance of the Series A Preferred Stock, on a daily basis whether or not there are funds legally available for payment of such dividends and whether or not such dividends are declared. Dividends shall be computed on the basis of a 365-day or 366-day year, as the case may be. "Business Day" shall mean any day other than a Saturday, Sunday, or day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (iii) When dividends are not paid in full upon the shares of the Series A Preferred Stock, all dividends declared upon shares of the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the shares of the Series A Preferred Stock shall be the same for each share of Series A Preferred Stock.

          (iv) Accrued and unpaid dividends for any past quarterly dividend period or periods that have been added to the Liquidation Price, together with all accrued and unpaid dividends thereon, may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on a date not more than 45 days or less than 15 days preceding the payment date thereof as shall be fixed by the Board of Directors. Any such accrued and unpaid dividends that have been added to the Liquidation Price but are subsequently paid shall be subtracted from the Liquidation Price upon the date of such payment.

          (d) Liquidation Preference.  Upon any liquidation, dissolution or
              ----------------------
winding up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Series A Preferred Stock shall be entitled to receive from assets available for distribution to stockholders, before any payment or distribution is made to holders of any class of capital stock of the Company ranking junior to the Series A Preferred Stock as to dividend rights, rights of redemption or rights on Liquidation (the "Junior Stock"), an amount in cash per share equal to the Liquidation Price of a share of Series A Preferred Stock as of the date of payment. As used in this Restated Certificate of Incorporation, the "Liquidation Price" of any share of Series A Preferred Stock as of any date will be the sum of (x) $1,000, plus (y) an amount equal to all unpaid dividends on such share that have accrued and been added to the Liquidation Price and remain a part thereof as of such date pursuant to subparagraph (c)(i) above, plus (z) for purposes of determining the amount payable upon Liquidation or on any redemption of such share (but not for purposes of calculating dividends), an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (x) and (y) that have not been added to the Liquidation Price during the period from the immediately preceding Dividend Payment Date (or, if there has been no Dividend Payment Date, from the date of original issuance of the Series A Preferred Stock) to and including the date in question. If, upon Liquidation, the amounts payable with respect to the liquidation preference of the Series A Preferred Stock are not paid in full, the holders of Series A Preferred Stock will share pro rata in the amounts payable and other property distributable with respect to such Liquidation so that the per share amounts to which holders of Series A Preferred Stock are entitled will in all cases be the same. After payment in full of the Liquidation Price per share of Series A Preferred Stock, the holders of such shares in their capacity as such shall not be entitled to any further right or claim to any remaining assets of the Company. The Company shall mail written notice of any Liquidation to each record holder of Series A Preferred Stock not less than 30 days prior to the date on which such Liquidation shall occur or become effective; provided, however, that in the case of any involuntary liquidation such notice shall be given as soon as practicable. Neither a consolidation or merger of the Company with or into another corporation, nor a merger of any other corporation with or into the Company, nor the sale, transfer or lease of all or any part of the Company's property, assets or business (other than in connection with a winding up of its business) will be considered a Liquidation for purposes of this Restated Certificate of Incorporation.

               (e)  Redemption.
                    ----------

                    (i) On August 1, 2027, the Company shall redeem, out of funds legally available therefor, all then outstanding shares of Series A Preferred Stock, if any, at a redemption price equal to the Liquidation Price thereof as of the date of redemption, payable in cash.

                    (ii) Each holder of Series A Preferred Stock shall have the right, at such holder's option and exercisable during the 30-day period commencing upon August 2 of the years 2017 and 2022, to require redemption by the Company of such holder's shares of Series A Preferred Stock, in whole or in part, at a redemption price (subject to adjustment as provided in subparagraph
(h) below) equal to the Liquidation Price per share thereof as of the date of redemption of such shares, payable in cash. Holders may exercise such right by giving written notice of such exercise during such 30-day period, stating the number of shares of Series A Preferred Stock to be redeemed, to the Company at its principal office at 10960 Wilshire Boulevard, Los Angeles, CA,

90024, Attention: President, with a copy to c/o News America Publishing Incorporated, 1211 Avenue of the Americas, New York, New York 10036, Attention:
Arthur M. Siskind, Esq., Senior Executive Vice President and Group General Counsel of The News Corporation Limited, or such other address as the Company shall designate by written notice to the holders of the Series A Preferred Stock. The Company shall redeem, out of funds legally available therefor, the shares of Series A Preferred Stock so requested to be redeemed within twenty
(20) Business Days following the expiration of such 30-day period. If the funds of the Company legally available for redemption of shares of Series A Preferred Stock are insufficient to redeem the total number of shares required to be redeemed pursuant to this subparagraph (e)(ii), those funds which are legally available for redemption of such shares of Series A Preferred Stock will be used to redeem, at the Liquidation Price per share, the maximum possible number of such shares of Series A Preferred Stock ratably among the holders who have given timely notice of exercise of their right to have shares of Series A Preferred Stock redeemed under this subparagraph (e)(ii). At any time thereafter when additional funds of the Company are legally available and not so restricted for such purpose, such funds will immediately be used to redeem the shares of Series A Preferred Stock the Company failed to redeem, at the Liquidation Price per share as of the date of actual redemption, until the balance of such shares of Series A Preferred Stock are redeemed.

          (iii) At any time after August 1, 2007, the Company, by resolution of the Board of Directors, may redeem all, but not less than all, of the shares of Series A Preferred Stock at a redemption price (subject to adjustment as provided in subparagraph (h) below) equal to the Liquidation Price thereof as of the date of redemption, payable in cash.

          (iv) Written notice of any redemption pursuant to subparagraph (e)(i) or (e)(iii) shall be given by the Company to each record holder of the shares of the Series A Preferred Stock to be redeemed, not more than 60 nor less than 30 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. Each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (iv) that dividends on the shares to be redeemed will cease to accrue on such redemption date unless the applicable redemption price is not paid in full on such date. Failure to give such notice, or any defect in such notice, to any holder of shares of Series A Preferred Stock shall not affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock, except as to the holders to whom the Company has failed to give said notice as set forth above.

          (v) If the notice of redemption with respect to shares of Series A Preferred Stock to be redeemed pursuant to this subparagraph (e) shall have been timely given as provided above in subparagraph (e)(ii) or (e)(iv), and if on or before the applicable date of redemption the Company shall have deposited with a redemption agent for the Series A Preferred Stock (or, if there is no redemption agent, shall have set apart so as to be available for such purpose and only such purpose) cash sufficient to pay in full the aggregate redemption price for such shares of Series A Preferred Stock on such date of redemption, then effective as of the close of business on such redemption, such shares of Series A Preferred Stock shall no longer be deemed outstanding notwithstanding that any certificate therefor shall not have been surrendered for cancellation, dividends with respect to the shares so called for redemption shall cease to accrue on such date of redemption and all rights with respect to the shares so called for redemption shall forthwith after such date cease and terminate, except the right of such holders, upon the surrender of certificates evidencing the shares of Series A Preferred Stock so redeemed, to receive the cash in payment of the redemption price therefor.

          (f) Ranking.  The Series A Preferred Stock will rank senior as to
              -------
dividend rights, rights of redemption and rights on Liquidation to all other classes and series of capital stock of the Company authorized on the date of issuance of the Series A Preferred Stock. So long as any shares of Series A Preferred Stock are outstanding, the Company will not issue any shares of any class or series of capital stock ranking senior to or pari passu with the Series A Preferred Stock as to dividend rights, rights of redemption or rights on Liquidation.

          (g)  Certain Covenants.
               -----------------

               (i) Prior to the tenth anniversary of the date of original issuance of the Series A Preferred Stock, the Company will not, without the prior written approval of Liberty Media Corporation, a Delaware corporation (or any successor thereto by merger or by acquisition of all or substantially all of its assets) ("Liberty"), consummate any transaction (including, but not limited to, a merger), transfer any stock, securities or other assets or consummate any other action which, as determined under Federal income tax rules, results in (x) the transaction by which Liberty obtained the Series A Preferred Stock becoming taxable, in whole or in part, or (y) a taxable exchange, conversion or disposition (except any voluntary disposition by Liberty or a Liberty Affiliate (as defined below)) of any shares of Series A Preferred Stock by Liberty or a Liberty Affiliate that owns of record Series A Preferred Stock (a "Taxable Transaction"). As used herein, a "Liberty Affiliate" shall mean any entity which, directly or indirectly, controls, is under common control with, or is controlled by Liberty. From and after such tenth anniversary, the Company may effect a Taxable Transaction without the prior written approval of Liberty, provided that prior to such Taxable Transaction being effected the Company shall have redeemed all of the shares of Series A Preferred Stock then owned of record by Liberty or any Liberty Affiliate at the Liquidation Price per share (as adjusted pursuant to subparagraph (h), if applicable) as of the date of redemption, payable in cash. This subparagraph (g)(i) shall not apply to, and is not intended to benefit, any person other than Liberty and any Liberty Affiliates that own of record Series A Preferred Stock, and shall not extend to any transferee of Liberty or any Liberty Affiliate (except for a transferee which is Liberty or a Liberty Affiliate).

               (ii) For so long as any shares of Series A Preferred Stock remain outstanding, the Funding Agreement, dated as of June 11, 1997 (the "Funding Agreement"), among the Company, The News Corporation Limited, a corporation organized and existing under the laws of South Australia, Australia ("TNCL"), and News Publishing Australia Limited, a Delaware corporation ("NPAL"), shall continue in full force and effect and the Company shall not (i) fail to enforce all of its rights under the Funding Agreement, (ii) waive, amend or modify or agree to waive, amend or modify any provisions of the Funding Agreement, (iii) assign or delegate, or permit TNCL or NPAL to assign or delegate, any of its obligations or duties under the Funding Agreement to any other person or entity or (iv) assign or agree to assign, or permit NPAL to assign or agree to assign, any of its rights under the Funding Agreement to any other person or entity, in each case without the prior approval of the holders of not less 66 2/3% of the issued and outstanding shares of Series A Preferred Stock.

               (iii) For so long as any shares of Series A Preferred Stock are outstanding, no dividend, whether in cash or property (other than a stock dividend paid in shares of the same class or series of Junior Stock), shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of Junior Stock be purchased, redeemed, or otherwise acquired for value by the Company or any person or entity which, directly or indirectly, is controlled by the Company (an "FKW Affiliate"), unless (i) the holders of the Series A Preferred Stock shall have been paid all accrued dividends for all quarterly dividend periods ending on or before the date on which any such dividend on Junior Stock, or such purchase, redemption or other acquisition of such Junior Stock, is to occur, (ii) no dividends shall have been cumulatively added to the Liquidation Price or, if so added, such dividends, together with all dividends accrued thereon, shall have been declared and paid and (iii) no Events of Default shall have occurred and be continuing.

               (iv) For so long as Liberty or a Liberty Affiliate is an owner of record of shares of Series A Preferred Stock, the Company shall furnish to Liberty, on each December 31, a certificate of a responsible officer of the Company stating that during the preceding 12-month period ending on the immediately preceding June 30 (or if no such certificate has previously been delivered, during the period from the original issuance of the Series A Preferred Stock to June 30, 1998), the Company has observed all of the covenants in this subparagraph (g), and that such officer has obtained no knowledge of any Event of Default except as specified in such certificate. The Company shall, upon becoming aware of the occurrence of any Event of Default, promptly notify the holders of the Series A Preferred Stock of such Event of Default and of their rights under subparagraph (h). The Company shall also provide to Liberty any and all compliance certificates that the Company receives from TNCL and NPAL under the terms of the Funding Agreement, promptly after the Company receives such certificates.

          (h) Events of Default and Remedies.  In addition to any other remedies
              ------------------------------
the holders of Series A Preferred Stock may have, if any of the following events shall occur:

               (i) the Company shall fail to redeem any shares of Series A Preferred Stock required to be so redeemed under subparagraph (e)(i), (ii) or
(iii) at the applicable redemption price (whether or not there are funds legally available therefor) and on the date fixed, or by the last day of the period within which the Company is to required to fix a date, for redemption (a "Missed Redemption Date"); or

               (ii) the Company shall be in breach of any of the covenants set forth under subparagraph (g)(i), (ii), (iii) or (iv) hereof and such breach shall not have been cured within thirty (30) days of the Company's first having actual knowledge of such breach (including by notice from a holder of Series A Preferred Stock); or

               (iii) if any shares of Preferred Stock, par value $.001 per share, of NPAL ("NPAL Preferred Stock") are issued and outstanding, an Event of Default (as such term is defined in Article FOURTH of the Certificate of Incorporation of NPAL) under the terms of the NPAL Preferred Stock shall have occurred and be continuing;

          then, upon the occurrence of any of the events set forth in clauses
(i), (ii) or (iii) above (each, an "Event of Default") and at all times thereafter until such time as such Event of Default has been cured in full and no other Event of Default remains uncured, (i) the dividend rate applicable to the Series A Preferred Stock shall increase to a rate per annum equal to 11.5% of the Liquidation Price (if not already at such dividend rate pursuant to subparagraph (c) hereof) effective upon (A) the Missed Redemption Date, (B) the expiration of the 30-day period described in clause (ii) above if the breached covenant(s) specified in clause (ii) have not then been cured within such period or (C) the occurrence of an Event of Default under the terms of the NPAL Preferred Stock, as the case may be, (ii) in the case of an Event of Default referred to in clauses (ii) or (iii) above, each holder of Series A Preferred Stock shall have the right, at such holder's option, to require the redemption by the Company, in whole or in part, of such holder's shares of Series A Preferred Stock (in accordance with the procedures set forth in subparagraph
(e)(ii) hereof), (iii) if a holder exercises its right of redemption pursuant to the immediately preceding clause (ii) or in the case of an Event of Default under clause (i) above where the Company shall have failed to cure such Event of Default within ten (10) days after the original date fixed for redemption (or the last day, if any, of the period within which the Company is required to fix a date for redemption), the redemption price for the shares of Series A Preferred Stock to be redeemed shall be (or shall be increased to) the amount determined by dividing the Liquidation Price as of the date of such redemption by the Discounted ADS Price and multiplying the resulting quotient by the Actual ADS Price and (iv) the holders of a majority of the outstanding shares of Series A Preferred Stock shall have the right to cause the Company to enforce the Company's rights under the Funding Agreement and to direct the time, method and place of conducting any remedy available to the Company thereunder. In the event the Company breaches any of the provisions of subparagraph (g)(iii), or if any of the provisions of Section 7(c) of Article FOURTH of the Certificate of Incorporation of NPAL or Section 4 of the Funding Agreement shall be breached, such breach shall be deemed cured at such time as all accrued and unpaid dividends, if any, on the Series A Preferred Stock that has been cumulatively added to the Liquidation Price, together with all other dividends accrued and unpaid on the Series A Preferred Stock, shall have been declared and paid in full to the holders of the Series A Preferred Stock. For greater certainty, if a holder of Series A Preferred Stock exercises its rights of redemption pursuant to clause (ii) above, then the redemption price, as adjusted pursuant to this subparagraph (h), shall be payable by the Company irrespective of any subsequent cure of the Event of Default(s) that resulted in such right of redemption under clause (ii) above.

          As used above, "Actual ADS Price" means the average for the ten (10) trading days preceding the date of redemption of shares of Series A Preferred Stock of (i) the closing sale price, regular way, of the American Depositary Receipts representing Preferred Limited Voting Ordinary Shares, par value A$.50 per share (the "TNCL Preferred Stock"), of TNCL ("ADSs") on the New York Stock Exchange, Inc. (the "NYSE") or on the principal exchange on which such ADSs are traded, (ii) if the primary trading market for the ADSs is not the NYSE or another exchange, the last sale price of the ADSs on the Nasdaq National Market or (iii) if the ADSs are not traded on the

NYSE, another exchange or the Nasdaq National Market, then the average of the bid and asked prices for the ADSs as furnished by any NYSE member firm selected from time to time by the Board of Directors for such purpose. "Discounted ADS Price" means the product of the Applicable Discount times the lower of (x) the Actual ADS Price and (y) US$14.537 (the average of the closing prices on the NYSE of the ADS's for the ten (10) trading days preceding June 11, 1997), in each case appropriately adjusted to take into account any stock dividend on the ADSs, or any subdivision, split, combination or reclassification of the ADSs or the TNCL Preferred Stock or any change to the number of shares of TNCL Preferred Stock underlying each ADS since June 11, 1997. If the TNCL Preferred Stock is not outstanding during the period required for determining the "Actual ADS Price," then "ADS" shall refer to the ordinary or preferred shares of TNCL with the greatest liquidity in the public market.

     "Applicable Discount" means the following percentages for the 365-366 day period preceding August 1 of each year indicated below:

Percentage                               Year
----------                               ----
    60%                                  1998

    63%                                  1999

    66%                                  2000

    69%                                  2001

    72%                                  2002

    75%                                  2003

    81.25%                               2004

    87.50%                               2005

    93.75%                               2006

    100%                                 2007 and any year thereafter

          (i) Voting Rights.  Other than as set forth in subparagraph (j) below,
              -------------
the holders of Series A Preferred Stock shall not have any voting rights, except as otherwise required by law.

          (j) Amendment.  For so long as any shares of Series A Preferred Stock
              ---------
remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock (excluding for these purposes any shares held by the Company or any FKW Affiliate), voting separately as a class, shall be necessary before the Company may (i) amend, alter or repeal any of the provisions of this subparagraph C.(1) of Article FOURTH or (ii) amend, modify or eliminate the Certificate of Incorporation of the Company (including any amendment, modification or elimination by means of a merger) in a manner that would adversely affect the powers, preferences or rights of the holders of the shares of Series A Preferred Stock then outstanding; provided, however, that the Company may amend or modify the Certificate of Incorporation of the Company without the vote of any holders of Series A Preferred Stock in order to satisfy its obligations under Section 2.1(c) of the Contribution and Exchange Agreement, dated June 11, 1997, among Liberty Media Corporation, a Delaware corporation, Liberty IFE, Inc., a Colorado corporation, and FKW, as such agreement may be amended from time to time. In the event of a proposed merger or share exchange involving the Company (in which the Company is not the surviving corporation) at a time when there are any shares of Series A Preferred Stock outstanding, the Company, prior to any such merger or share exchange, shall make appropriate provisions so that the surviving corporation shall issue to the holders of the Series A Preferred Stock a series of preferred stock of such surviving corporation with substantially identical designations, voting powers, preferences and relative participating, optional and special rights as those contained herein.

          (k) Preemptive Rights.  The holders of the Series A Preferred Stock
              -----------------
will not have any preemptive right to subscribe for or purchase any shares of stock or any other securities which may be issued by this Company.

          (l) Conversion.  The Series A Preferred Stock shall not be convertible
              ----------
into any other capital stock or instrument of the Company.

          (m) Exclusion of Other Rights.  Except as may otherwise be required by
              -------------------------
law, the shares of Series A Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in this Restated Certificate of Incorporation.

          (n) Status of Acquired Shares.  Shares of Series A Preferred Stock
              -------------------------
redeemed by the Company pursuant to subparagraph (e) or otherwise acquired by the Company will be restored to the status of authorized but unissued shares of preferred stock, without designation as to class, and may thereafter be issued, but not as shares of Series A Preferred Stock.

          (o) Legending of Series A Preferred Stock.  Each certificate
              -------------------------------------
representing shares of Series A Preferred Stock shall bear a legend in substantially the form set forth below:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR UNLESS THE TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

     FIFTH:  The following provisions are inserted for the management of the
     -----
business and the conduct of the affairs of the Company, and for further definition, limitation and regulation of the powers of the Company and of its directors and stockholders:

     A. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors.

     B. All actions of the Board of Directors (including, but not limited to, interested party transactions, financing transactions, mergers and acquisitions, changes in executive officers, director nominations and committee appointments) will require the vote of at least 75% of the then duly elected and acting members of the Board of Directors. Interested directors will be counted, and may cast votes.

     C. An amendment of the Bylaws or this Restated Certificate of Incorporation shall require the unanimous approval of the stockholders.

     D. The number of directors of the Company shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Company. Election of directors need not be by written ballot unless the Bylaws so provide.

     E. The Board of Directors may by resolution designate one or more committees and delegate certain responsibilities, powers and the authority to act to such committees, except to the extent such delegation is prohibited by
Section 141 of the DGCL, and only as provided for more specifically in the Bylaws of the Company.

     F. No director shall be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     G. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the DGCL, this Restated Certificate of Incorporation and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall
--------  -------
invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

     SIXTH:  The Company shall, to the fullest extent permitted by the DGCL, as
     -----
the same may be amended and supplemented, indemnify any and all directors whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights of which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors, and administrators of such person. The Company shall, in its sole discretion, have the power to indemnify any and all officers of the Company and its subsidiaries to the fullest extent permitted by the DGCL, as the same may be amended and supplemented.

     Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director or officer of the Company existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

     SEVENTH:  Meetings of stockholders may be held within or without the State
     -------
of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.

     EIGHTH:  The Company reserves the right to amend, alter, change or repeal
     ------
any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed in this Restated Certificate of Incorporation, the Bylaws of the Company or the laws of the State of Delaware, and all rights herein conferred upon stockholders are granted subject to such reservation.

     IN WITNESS WHEREOF, the Company has caused this Restated Certificate of Incorporation to be duly executed this 15th day of October, 1997.


                                    FOX KIDS WORLDWIDE, INC.


                                    By  /s/ William Josey
                                       ------------------
                                        William Josey
                                        Secretary